Exhibit 10

SETTLEMENT AGREEMENT

SETTLEMENT AGREEMENT, dated this 23rd day of April, 2008 (“Agreement”), by and among Arbor Realty Trust, Inc., a Maryland corporation (“Arbor”) and Ivan Kaufman (the foregoing entity and individual being collectively referred to herein as the “Arbor Group”), and CBRE Realty Finance, Inc., a Maryland corporation (the “Company”).

WHEREAS, the Arbor Group has made certain filings on Schedule 13D (all such filings on Schedule 13D made by the Arbor Group with respect to the Company, the “Arbor Schedule 13D”) with the Securities and Exchange Commission (the “SEC”) disclosing, among other things, that the Arbor Group beneficially owns 2,939,465 shares of common stock, par value $0.01 per share, of the Company;

WHEREAS, Arbor has submitted to the Company notice (the “Notice”) of its intention to (i) nominate a slate of nominees for election to the Company’s Board of Directors (the “Board”) at the Company’s 2008 annual meeting of stockholders (the “2008 Annual Meeting”), and (ii) solicit proxies for the election of its nominees at the 2008 Annual Meeting (the “Proxy Solicitation”); and

WHEREAS, the Company and the Arbor Group have determined that the interests of the Company and its stockholders would be best served by (i) avoiding the substantial expense, disruption and adverse publicity that would result from the Proxy Solicitation and (ii) the other agreements, covenants, rights and benefits as provided herein.

NOW, THEREFORE, in consideration of the foregoing premises and the respective representations, warranties, covenants, agreements and conditions hereinafter set forth, and, intending to be legally bound hereby, the parties hereby agree as follows:

1. 2008 Annual Meeting; Related Matters.
(a)           The Arbor Group hereby irrevocably withdraws the Notice and its nomination of each of Gregg A. Cohen, Alan De Rose, David J. Heyman, Neil H. Koenig, Gerald L. Nudo, Robert M. Pascucci and William F. Regan (and any substitutions for such individuals) for election to the Board at the 2008 Annual Meeting and confirms that it waives its right to nominate any directors, to make any other proposal or to present any other item of business at the 2008 Annual Meeting.  The Arbor Group will promptly file an amendment to the Arbor Schedule 13D, reporting the contents of this Agreement, amending applicable items to conform to its obligations hereunder and appending this Agreement as an exhibit thereto.

(b)           The members of the Arbor Group, shall vote, and shall use their commercially reasonable efforts to cause their respective Affiliates and Associates (as herein defined) to vote, all Voting Securities (as herein defined) which they are entitled to vote at the 2008 Annual Meeting in favor of the election of each of the Company’s nominees to the Board.

2.           Arbor’s Participation in any Sale Process.  The Company will not exclude Arbor from the opportunity to participate in any sale process that may be initiated by the Board during the 12-month period following the date of this Agreement that seeks proposals for the acquisition of all or substantially all of the common stock or assets of the Company; provided, that (i) the Board may choose not to initiate any sale process and, if it does commence a sale process, it may discontinue the sale process for any reason at any time, and (ii) Arbor shall be required to comply with the terms and conditions generally applicable to the other participants in any sale process, including, but not limited to, the requirement that participants of any such process enter into a customary form of confidentiality agreement.

3. Standstill.
(a)           Each member of the Arbor Group severally, and not jointly, agrees that, for a period of 12 months from the date of this Agreement, without the prior written consent of the Board specifically expressed in a written resolution adopted by a majority vote of the entire Board, he or it will not, and will cause each of his or its officers, agents and other Persons, including any Affiliates or Associates  identified in the Arbor Schedule 13D as members of the "Arbor Group" as therein defined, acting on his or its behalf not to:

   (i)           engage, or in any way participate, directly or indirectly, in any “solicitation” (as such term is defined in Rule 14a-1(l) promulgated by the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of proxies or consents (whether or not relating to the election or removal of directors); advise, encourage or influence any Person (as herein defined) with respect to the voting of any Voting Securities with respect to the 2008 Annual Meeting or any other meeting of the Company’s stockholders that occurs prior to the termination of this Agreement in a manner that is inconsistent with the terms of this Agreement; nominate or propose any person for election to the Board; or initiate, propose or otherwise “solicit” (as such term is defined in Rule 14a-1(l) promulgated by the SEC under the Exchange Act) stockholders of the Company for the approval of stockholder proposals whether made pursuant to Rule 14a-8 or Rule 14a-4 or exempt solicitations pursuant to Rule 14a-2(b)(1) or Rule 14a-2(b)(2) under the Exchange Act or otherwise induce or encourage any other Person to initiate any such stockholder proposal; or otherwise communicate with the Company’s stockholders or others pursuant to Rule 14a-1(1)(2)(iv) under the Exchange Act;

   (ii)           other than in connection with Section 2 hereof, seek or propose, or make any statement with respect to, any merger, consolidation, business combination, tender or exchange offer, sale or purchase of assets, sale or purchase of securities (except that the Arbor Group may seek or propose a sale or purchase of the shares of the Company beneficially owned by the Arbor Group as of the date hereof), dissolution, liquidation, restructuring, recapitalization or similar transactions of or involving the Company or any of its Affiliates;

   (iii)           form, join or in any way participate in any “group” (within the meaning of Section 13(d)(3) of the Exchange Act) with respect to any Voting Securities, other than a “group” that includes all or some lesser number of the Persons identified as “Reporting Persons” in the Arbor Schedule 13D, but does not include any other members who are not currently identified as Reporting Persons;

(iv) act, alone or in concert with others, to control or seek to control, or influence or seek to influence, the management, Board or policies of the Company;

   (v)           other than as previously disclosed in the Arbor Schedule 13D, deposit any Voting Securities in any voting trust or subject any Voting Securities to any arrangement or agreement with respect to the voting of any Voting Securities, except as expressly set forth in this Agreement;

   (vi)           knowingly enter into any arrangements, understanding or agreements (whether written or oral) with, or advise, finance, assist or encourage, any other Person in connection with any of the foregoing, or make any investment in or enter into any arrangement with, any other Person that engages, or offers or proposes to engage, in any of the foregoing;

   (vii)           discuss or communicate any confidential information with respect to the Company and its business, including but not limited to information related to the evaluation of any strategic alternatives under consideration by the Board; and

(viii) take or cause or induce others to take any action inconsistent with any of the foregoing.
(b)           The Arbor Group hereby waives any right (whether by statute or agreement) to inspect records and lists of Company stockholders (including any list of non-objecting beneficial owners) in connection with the 2008 Annual Meeting, including the rights Arbor has pursuant to that certain agreement dated March 12, 2008, between Arbor and the Company, that requires the Company to produce or provide access to certain stockholder records.

4. Mutual Release.
(a)           The Arbor Group, for themselves and their respective members, officers, directors, assigns, agents, and successors, past and present (each individually, an “Arbor Group Releasing Party”) does hereby expressly, absolutely and forever release and discharge the Company and each officer, director, stockholder, agent, affiliate, employee, attorney, assigns, predecessor, and successor, past and present, of the Company (each individually, a “Company Released Party”) from, and forever fully releases and discharges each Company Released Party of, any and all rights, claims, warranties, demands, debts, obligations, liabilities, costs, attorneys’ fees, expenses, suits, losses, and causes of action (“Claims”) of any kind or nature whatsoever (including those arising under contract, statute or common law), whether known or unknown, contingent or absolute, suspected or unsuspected, arising in respect of or in connection with the Proxy Solicitation, which any Arbor Group Releasing Party ever had or owned arising at any time prior to the date of this Agreement (including the future effects of such occurrences, conditions, acts or omissions); provided, however, that the foregoing release does not apply to (i) any Claim relating to the performance of obligations under this Agreement or for breach of or to enforce this Agreement and (ii) any Claims that cannot be waived by law (with clauses (i) and (ii) together, the “Arbor Excluded Claims”).  The Claims released pursuant to this Section 4(a) are referred to herein as “Arbor Group Claims.”  The Arbor Group, on behalf of itself and the Arbor Group Releasing Parties, hereby irrevocably covenants to refrain from asserting any claim or demand, or commencing, instituting or causing to be commenced, any proceeding of any kind against any Company Released Party based upon any Arbor Group Claim.

(b)           The Company, for itself and for its officers, directors, assigns, agents, and successors, past and present (each individually, a “Company Releasing Party”) does hereby expressly, absolutely and forever release and discharge the Arbor Group and each of their respective officers, directors, stockholders, agents, affiliates, employees, attorneys, assigns, predecessors, and successors, past and present, of each member of the Arbor Group (each individually, an “Arbor Group Released Party”) from, and forever fully releases and discharges each Arbor Group Released Party of, any and all Claims of any kind or nature whatsoever (including those arising under contract, statute or common law), whether known or unknown, contingent or absolute, suspected or unsuspected, arising in respect of or in connection with the Proxy Solicitation, any Schedule 13D or proxy filings made prior to the date hereof or in respect of or in connection with the nomination and election of directors at the 2008 Annual Meeting or the other proposals contained in the Notice, which any Company Releasing Party ever had or owned arising at any time prior to the date of this Agreement (including the future effects of such occurrences, conditions, acts or omissions); provided, however, that the foregoing release does not apply to (i) any Claim relating to the performance of obligations under this Agreement or for breach of or to enforce this Agreement and (ii) any Claims that cannot be waived by law (with clauses (i) and (ii) together, the

“Company Excluded Claims”). The Claims released pursuant to this Section 4(b) are referred to herein as “Company Claims.” The Company, on behalf of itself and the Company Releasing Parties, hereby irrevocably covenants to refrain from asserting any claim or demand, or commencing, instituting or causing to be commenced, any proceeding of any kind against any Arbor Group Released Party or any member of the Arbor Group based upon any Company Claim.

(c)           The parties hereto hereby acknowledge and agree that the Arbor Group Released Parties and the Company Released Parties are intended third party beneficiaries of the provisions of this Section 4 and may take any and all action to enforce the obligations and agreements of the releasing parties set forth herein.

5. Representations and Warranties of the Arbor Group. Each of the members of the Arbor Group severally, and not jointly, represents and warrants as follows:
(a) Each member of the Arbor Group has the power and authority to execute, deliver and carry out the terms and provisions of this Agreement and to consummate the transactions contemplated hereby.
(b)           This Agreement has been duly and validly authorized, executed, and delivered by each member of the Arbor Group, and constitutes a valid and binding obligation and agreement of each such member, and is enforceable against each such member in accordance with its terms.

(c)           The members of the Arbor Group, together with their respective Affiliates and Associates identified in the Arbor Schedule 13D as members of the "Arbor Group" as therein defined, beneficially own, directly or indirectly, as of the date hereof, an aggregate of 2,939,465 shares of common stock of the Company as set forth in Schedule A attached hereto which constitutes all of the Voting Securities of the Company beneficially owned by the members of the Arbor Group and their respective Affiliates and Associates identified in the Arbor Schedule 13D as members of the "Arbor Group" as therein defined.

(d)           The execution, delivery and performance of this Agreement by each member of the Arbor Group does not and will not violate or conflict with (i) any law, rule, regulation, order, judgment or decree applicable to it, or (ii) result in any breach or violation of or constitute a default (or an event which with notice or lapse of time or both could become a default) under or pursuant to, or result in the loss of a material benefit under, or give any right of termination, amendment, acceleration or cancellation of, any organizational document, agreement, contract, commitment, understanding or arrangement to which such member is a party or by which it is bound.

(e)           No consent, approval, authorization, license or clearance of, or filing or registration with, or notification to, any court, legislative, executive or regulatory authority or agency is required in order to permit such member to perform such member’s obligations under this Agreement, except for such as have been obtained.

6. Representations and Warranties of the Company. The Company hereby represents and warrants as follows:
(a) The Company has the corporate power and authority to execute, deliver and carry out the terms and provisions of this Agreement and to consummate the transactions contemplated hereby.
(b)           This Agreement has been duly and validly authorized, executed and delivered by the Company, and constitutes a valid and binding obligation and agreement of the Company, and is enforceable against the Company in accordance with its terms.

(c)           The execution, delivery and performance of this Agreement by the Company does not and will not violate or conflict with (i) any law, rule, regulation, order, judgment or decree applicable to it, or (ii) result in any breach or violation of or constitute a default (or an event which with notice or lapse of time or both could become a default) under or pursuant to, or result in the loss of a material benefit under, or give any right of termination, amendment, acceleration or cancellation of, any organizational document, agreement, contract, commitment, understanding or arrangement to which the Company is a party or by which it is bound.

(d)           No consent, approval, authorization, license or clearance of, or filing or registration with, or notification to, any court, legislative, executive or regulatory authority or agency is required in order to permit the Company to perform its obligations under this Agreement, except for such as have been obtained.

7. Non-Disparagement.
(a)           The Company (on its own behalf and on behalf of its current directors, current executive officers, and representatives (insofar as they are acting for or on behalf of the Company), while they are serving as such, and on behalf of its Affiliates which it controls (each individually, a “Company Party”)) agrees that, for a period of 12 months from the date of this Agreement, the Company and the Company Parties shall not directly or indirectly, individually or in concert with others, engage in any conduct or solicit, make, or cause to be made, any statement, observation or opinion, or communicate any information (whether oral or written) that is calculated to or reasonably could be expected to have the effect of (i) undermining, impugning, disparaging or otherwise in any way reflecting adversely or detrimentally upon any member of the Arbor Group or its Affiliates or (ii) accusing or implying that any member of the Arbor Group or its Affiliates engaged in any wrongful, unlawful or improper conduct; except, in each case, with respect to any Company Excluded Claim.  The foregoing shall not apply to (x) non−public oral statements made by the Company or its executive officers or directors directly to any member of the Arbor Group or to any of their respective directors, officers, members, employees or representatives, (y) any compelled testimony, either by legal process, subpoena or otherwise and (z) any response to any request for information from any governmental authority having jurisdiction over the Company; provided, however, in the event that any Company Party is requested pursuant to, or required by, applicable law, regulation or legal process to testify or otherwise respond to a request for information from any governmental authority, the Company shall notify each member of the Arbor Group promptly so that they may seek a protective order or other appropriate remedy or, in their sole discretion, waive compliance with the terms of this Section 7(a). In the event that no such protective order or other remedy is obtained, or each member of the Arbor Group waives compliance with the terms of this Section 7(a), the Company Party will furnish only such information which he or she has been advised in writing by counsel is legally required and will exercise reasonable efforts to obtain reliable assurance that such information will be accorded confidential treatment.

(b)           Each of the members of the Arbor Group (on its own behalf and on behalf of its respective current directors, executive officers, members, partners, managers and representatives (insofar as they are acting for or on behalf of Arbor), while they are serving as such, and on behalf of their Affiliates which any member of the Arbor Group controls (each individually, an “Arbor Party”)) agrees that, for a period of 12 months from the date of this Agreement, each Arbor Party and the Arbor Parties shall not directly or indirectly, individually or in concert with others, engage in any conduct or solicit, make, or cause to be made, any statement, observation or opinion, or communicate any information (whether oral or written) that is calculated to or reasonably could be expected to have the effect of (i) undermining, impugning, disparaging or otherwise in any way reflecting adversely or detrimentally upon the Company, its Affiliates and their respective directors and officers (the “Company Group”) or

(ii) accusing or implying that the Company or any member of the Company Group engaged in any wrongful, unlawful or improper conduct; except, in each case, with respect to any Arbor Excluded Claim.  The foregoing shall not apply to (x) non−public oral statements made by any member of the Arbor Group directly to the Company or to its directors, officers, employees or representatives, (y) any compelled testimony, either by legal process, subpoena or otherwise and (z) any response to any request for information from any governmental authority having jurisdiction over the Arbor Parties; provided, however, in the event that any Arbor Party is requested pursuant to, or required by, applicable law, regulation or legal process to testify or otherwise respond to a request for information from any governmental authority, the applicable Arbor Party shall notify the Company promptly so that it may seek a protective order or other appropriate remedy or, in their sole discretion, waive compliance with the terms of this Section 7(b). In the event that no such protective order or other remedy is obtained, or the Company waives compliance with the terms of this Section 7(b), the applicable Arbor Party will furnish only such information which they have been advised in writing by counsel is legally required and will exercise reasonable efforts to obtain reliable assurance that such information will be accorded confidential treatment.

8. Termination.
(a)         Unless terminated earlier pursuant to Section 8(b), this Agreement shall remain in full force and effect and shall be fully binding on the parties hereto in accordance with the provisions hereof until the first anniversary of the date of this Agreement.

(b)          The provisions of this Agreement may be terminated by the non−breaching party in the event of a final adjudication of a material breach by any party of any of the terms of this Agreement (except that a member of the Arbor Group may not terminate this Agreement based on a breach of this Agreement by the other member of the Arbor Group).  Any termination of this Agreement as provided herein will be without prejudice to the rights of any party arising out of the breach by any other party of any provision of this Agreement.

9.           Specific Performance.  Each of the members of the Arbor Group, on the one hand, and the Company, on the other hand, acknowledges and agrees that irreparable injury to the other party hereto would occur in the event any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached and that such injury would not be adequately compensable in damages.  It is accordingly agreed that the members of the Arbor Group, on the one hand, and the Company, on the other hand (the “Moving Party”), shall each be entitled to specific enforcement of, and injunctive relief to prevent any violation of, the terms hereof and the other party hereto will not take action, directly or indirectly, in opposition to the Moving Party seeking such relief on the grounds that any other remedy or relief is available at law or in equity.  However, the remedy set forth in this Section 9 shall not be deemed to be the excusive remedy for a breach of this Agreement, but shall be in addition to all other remedies available at law or in equity.  The Company and each member of the Arbor Group hereby agree to waive any requirements relating to the securing or posting of any bond in connection with seeking any remedy hereunder.

10. Press Release.
(a)          As soon as practicable following the execution and delivery of this Agreement, the Company and the Arbor Group shall issue the joint press release attached hereto as Exhibit A (the “Press Release”).

(b)           None of the parties hereto will, for a period of 12 months from the date of this Agreement, make any public statements (including in any filing with the SEC or any other regulatory or governmental agency, including any stock exchange) that are inconsistent with, or otherwise contrary to, the statements in the Press Release issued pursuant to this Section 10, unless otherwise required by law.

(c)           Nothing shall preclude or prevent any of the parties hereto from making public statements that (A) are neither contrary to nor inconsistent with the statements in the Press Release and (B) do not violate Sections 3, 7 and 10 hereof, in each case unless otherwise required by law; provided, however, that none of the members of the Arbor Group, including their respective Affiliates or Associates that they control, shall, for a period of 12 months from the date of this Agreement, issue or cause the publication of any press release or other public announcement with respect to this Agreement, the Company, its management or the Board or the Company’s business without first providing a copy of such information to the Board at least 48 hours prior to public distribution and using commercially reasonable efforts to consult with the Board prior to issuing such press release or making such public statement; provided, further, that the Arbor Group, without providing such notice to, or engaging in such consultation with, the Board, may (i) file a new Schedule 13D or an amendment or amendments to the Arbor Schedule 13D in accordance with Section 1(a) of this Agreement or as otherwise required by law, (ii) make any other filings as required by law, and (iii) make any announcement or communication that is consistent with its obligations pursuant to Sections 3, 7 and 10 hereof, including, without limitation, any public announcements or positions as it deems appropriate to the extent the Company or a stockholder of the Company makes a public announcement regarding an extraordinary transaction of any kind or nature involving the Company.

11.           No Waiver.  Any right or obligation under this Agreement may be waived if, and only if, such waiver is in writing and signed by the party against whom the waiver is to be effective.  Any waiver by either the Arbor Representative (as herein defined) or the Company of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Agreement.  The failure of either the Arbor Representative or the Company to insist upon strict adherence to any term of this Agreement on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

12. Definitions. As used in this Agreement:
“2008 Annual Meeting” has the meaning set forth in the recitals.
“Affiliates” and “Associates” shall have the meanings set forth in Rule 12b-2 under the Exchange Act and shall include Persons who become Affiliates or Associates of any Person subsequent to the date hereof.

“Agreement” has the meaning set forth in the preamble.
“Arbor” has the meaning set forth in the preamble.
“Arbor Excluded Claims” has the meaning set forth in Section 4(a).
“Arbor Group” has the meaning set forth in the preamble.
“Arbor Group Claims” has the meaning set forth in Section 4(a).
“Arbor Group Released Party” has the meaning set forth in Section 4(b).

“Arbor Group Releasing Party” has the meaning set forth in Section 4(a).
“Arbor Party” has the meaning set forth in Section 7(b).
“Arbor Representative” has the meaning set forth in Section 21.
“Arbor Schedule 13D” has the meaning set forth in the recitals.
“Board” has the meaning set forth in the recitals.
“Claims” has the meaning set forth in Section 4(a).
“Company” has the meaning set forth in the preamble.
“Company Claims” has the meaning set forth in Section 4(b).
“Company Excluded Claims” has the meaning set forth in Section 4(b).
“Company Group” has the meaning set forth in Section 7(b).
“Company Party” has the meaning set forth in Section 7(a).
“Company Released Party” has the meaning set forth in Section 4(a).
“Company Releasing Party” has the meaning set forth in Section 4(b).
“Exchange Act” has the meaning set forth in Section 3(a)(i).
“Moving Party” has the meaning set forth in Section 9.
“Notice” has the meaning set forth in the recitals.
“Person” shall mean any individual, partnership, corporation, group, syndicate, trust, government or agency, or any other organization, entity or enterprise.
“Press Release” has the meaning set forth in Section 10(a).
“Proxy Solicitation” has the meaning set forth in the recitals.
“SEC” has the meaning set forth in the recitals.
“Voting Securities” shall mean any securities of the Company entitled to vote in the election of directors of the Company, or securities convertible into or exercisable or exchangeable for such securities, whether or not subject to the passage of time or other contingencies.

13.           Successors and Assigns.  Neither this Agreement nor any right, interest or obligation hereunder may be assigned by any party hereto without the prior written consent of the other parties hereto and any attempt to do so will be void.  Subject to the preceding sentence, this Agreement is binding upon, inures to the benefit of and is enforceable by the parties hereto and their respective successors and assigns.

14.           Entire Agreement; Amendments.  This Agreement contains the entire understanding of the parties hereto with respect to its subject matter.  There are no restrictions, agreements, promises, representations, warranties, covenants or undertakings other than those expressly set forth herein.  This Agreement may be amended or modified only by a written instrument duly executed by the parties hereto or their respective successors or assigns.

15.           Interpretation and Headings.  The definitions in Section 12 will apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun will include the corresponding masculine, feminine and neuter forms.  The word “include” will be deemed to be followed by the phrase “without limitation.”  All references herein to Sections, Exhibits and Schedules will be deemed to be references to Sections of, and Exhibits and Schedules to, this Agreement unless the context will otherwise require.  The section headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.  Unless the context will otherwise require or provide, any reference to any agreement or other instrument or statute or regulation is to such agreement, instrument, statute or regulation as amended and supplemented from time to time (and, in the case of a statute or regulation, to any successor provision).

16.           Notices.  All notices, demands and other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt), (b) upon sending if sent by facsimile, with electronic confirmation of sending; provided, however, that a copy is sent on the same day by registered mail, return receipt requested, in each case to the appropriate mailing addresses set forth below (or to such other mailing addresses as a party may designate by notice to the other parties in accordance with this provision), (c) upon receipt, after being sent by a nationally recognized overnight carrier to the addresses set forth below (or to such other mailing addresses as a party may designate by notice to the other parties in accordance with this Section 16) or (d) when actually delivered if sent by any other method that results in delivery (with written confirmation of receipt):

If to the Company:

CBRE Realty Finance, Inc.
185 Asylum Street
City Place 1, 31st floor
Attn:  Susan M. Orr, Esq., General Counsel

with a copy to:

Clifford Chance US LLP
31 West 52nd Street
New York, New York 10019
Attn:  Larry P. Medvinsky, Esq.
Telecopy:  (212) 878-8375
Email:  larry.medvinsky@cliffordchance.com

If to the Arbor Group:

Arbor Realty Trust, Inc.
333 Earle Ovington Boulevard, Suite 900
Uniondale, New York 11553
Attn:  Walter Horn, Esq., General Counsel

with a copy to:

Skadden, Arps, Slate, Meagher & Flom LLP
Four Times Square
New York, New York  10036
Attn:  Fred B. White, Esq.
Telecopy:  (917) 777-2144
Email:  fred.white@skadden.com

or to such other mailing address or facsimile address as the Person to whom notice is given may have previously furnished to the others in writing in the manner set forth above.
17.           Governing Law; Jurisdiction.  This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York.  Each party hereto agrees, on behalf of itself and its Affiliates and Associates that it controls, that any actions, suits or proceedings arising out of or relating to this Agreement or the transactions contemplated hereby will be brought solely and exclusively in the courts of the State of New York and/or the courts of the United States of America located in the State of New York (and the parties agree not to commence any action, suit or proceeding relating thereto except in such courts), and further agrees that service of any process, summons, notice or document by U.S. registered mail to the respective addresses set forth in Section 16 will be effective service of process for any such action, suit or proceeding brought against any party in any such court.  Each party, on behalf of itself and its Affiliates and Associates that it controls, irrevocably and unconditionally waives trial by jury and any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby, in the courts of the State of New York or the United States of America located in the State of New York, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in any inconvenient forum.  Any judgment rendered by a New York court may be enforced in any other jurisdiction in the United States.  Nothing in this Section 17 shall prevent any of the parties hereto from enforcing its rights under this Agreement or shall impose any limitation on any of the parties or their respective past, present or future general partners, directors, officers, or employees in defending any claim, action, cause of action, suit, administrative action or proceeding of any kind, including, without limitation, any federal, state or other governmental proceeding of any kind, against any of them.  The rights and remedies provided in this Agreement are cumulative and do not exclude any rights or remedies provided by law.

18. Counterparts. This Agreement may be executed in counterparts, each of which shall be an original, but all of which together shall constitute one and the same Agreement.
19.           No Presumption Against Draftsperson.  Each of the undersigned hereby acknowledges that the undersigned fully negotiated the terms of this Agreement, that each such party had an equal opportunity to influence the drafting of the language contained in this Agreement and that there shall be no presumption against any such party on the ground that such party was responsible for preparing this Agreement or any part hereof. All prior working drafts of this Agreement, and any notes and communications prepared in connection therewith, shall be disregarded for purposes of interpreting the meaning of any provision contained herein.

20.           Survival. Except as otherwise provided herein, all representations, warranties and agreements made by the parties in this Agreement or pursuant hereto shall survive the date hereof.  Except as expressly set forth in this Agreement, no party has made any representation, warranty, covenant or agreement.

21.           Arbor Representative.  Each member of the Arbor Group hereby irrevocably appoints Ivan Kaufman as such member’s attorney-in-fact and representative (the “Arbor Representative”), in such member’s place and stead, to do any and all things and to execute any and all documents and give and receive any and all notices or instructions in connection with this Agreement and the transactions contemplated hereby.  The Company shall be entitled to rely, as being binding on each member of the Arbor Group, upon any action taken by the Arbor Representative or upon any document, notice, instruction or other writing given or executed by the Arbor Representative.

22.           Severability.  If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.  It is hereby stipulated and declared to be the intention of the parties that the parties would have executed the remaining terms, provisions, covenants and restrictions without including any of such which may be hereafter declared invalid, void or unenforceable.  In addition, the parties agree to use all commercially reasonable efforts to agree upon and substitute a valid and enforceable term, provision, covenant or restriction for any of such that is held invalid, void or enforceable by a court of competent jurisdiction.

23.           Litigation Expenses.  In the event of any litigation among any of the parties hereto concerning this Agreement or the transactions contemplated hereby, the prevailing party in such litigation shall be entitled to reimbursement from the party opposing such prevailing party of all reasonable attorneys’ fees and costs incurred in connection therewith.

24.           Third Party Beneficiaries.  Except for the provisions of Section 4 which are intended for the benefit of, and to be enforceable by, the Persons described therein, nothing contained in this Agreement shall create any rights in, or be deemed to have been executed for the benefit of, any Person or entity that is not a party hereto or a successor or permitted assign of such a party.

25.           Further Actions.  Upon and subject to the terms of this Agreement, each of the parties hereto agrees to use its or his commercially reasonable efforts to cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other party in doing, all things necessary, proper or advisable to consummate or make effective, in the most expeditious manner practicable, the matters contemplated by this Agreement.

26.           Change in Control.  Except as contemplated herein, no change in the control, ownership, operations or assets of the Company or Arbor or any of their respective Affiliates shall have any effect whatsoever on the obligations of the parties to this Agreement.

27.           Facsimile/PDF Signatures. This Agreement may be executed and delivered by facsimile or by email in portable document format (pdf or similar format) and upon delivery of the signature by such method will be deemed to have the same effect as if the original signature had been delivered to the other parties.

28.           No Admission.  Nothing contained herein shall constitute an admission by any party hereto of liability or wrongdoing.  The obligations of the members of the Arbor Group hereunder shall be several and not joint.

[Signature Page Follows]

IN WITNESS WHEREOF, and intending to be legally bound hereby, each of the undersigned parties has executed or caused this Agreement to be executed on the date first above written.

CBRE REALTY FINANCE, INC.

By:	/s/ Kenneth J. Witkin
Name: Kenneth J. Witkin
Title: President and Chief Executive Officer

ARBOR REALTY TRUST, INC.

By:	/s/ Ivan Kaufman
Name: Ivan Kaufman
Title: President and Chief Executive Officer

IVAN KAUFMAN

By:	/s/ Ivan Kaufman
Name: Ivan Kaufman

Schedule A

As of April 23, 2008, the members of the Arbor Group, together with their respective Affiliates and Associates identified in the Arbor Schedule 13D as members of the “Arbor Group” as therein defined, beneficially owned an aggregate of 2,939,465 shares of common stock of the Company.

Exhibit A

NOT FOR IMMEDIATE RELEASE

FOR FURTHER INFORMATION

AT CBRE REALTY FINANCE:	AT ARBOR REALTY TRUST:
Michael Angerthal Chief Financial Officer (860) 275-6222 michael.angerthal@cbrerealtyfinance.com	Paul Elenio (Investors) Chief Financial Officer (516) 832-7422 pelenio@arbor.com	Bonnie Habyan (Media) SVP of Marketing (516) 229-6615 bhabyan@arbor.com
Stephanie Carrington (Investors) The Ruth Group (646) 536-7017 scarrington@theruthgroup.com

APRIL 23, 2008

CBRE REALTY FINANCE, INC. AND
ARBOR REALTY TRUST, INC. REACH AGREEMENT

Arbor Withdraws Director Slate

Hartford, CT and Uniondale, N.Y., April 23, 2008 – CBRE Realty Finance, Inc. (NYSE: CBF) (the “Company”) and Arbor Realty Trust, Inc. (NYSE: ABR) today announced that they have reached an agreement relating to the CBRE Realty Finance 2008 Annual Meeting of Stockholders.

Under the terms of the agreement, Arbor has withdrawn its nomination of a slate of directors for election at the CBRE Realty Finance 2008 Annual Meeting of Stockholders and will not initiate any proxy solicitation.  Arbor has also agreed to vote all shares which it is entitled to vote in support of all of the CBRE Realty Finance Board’s director nominees at the 2008 Annual Meeting.  Arbor also has agreed to abide by certain standstill provisions for the next 12 months.

CBRE Realty Finance has agreed that, if its Board during the next 12 months begins a process of seeking proposals for the acquisition of all or substantially all of the common stock or assets of the Company, Arbor will be afforded the opportunity to participate in such a process.  CBRE Realty Finance is not required to run any process of this type, and there is no assurance that it will.

Kenneth J. Witkin, President and Chief Executive Officer of CBRE Realty Finance, said, “We are pleased to have reached this agreement with Arbor and believe this outcome is in the best interests of our Company and all of our stockholders.  Our Board and management team remain focused on improving the Company’s operations and financial performance.  Furthermore, our Board continues to actively work with our financial advisor to identify and evaluate a range of strategic and operational initiatives to enhance stockholder value.”

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“We are pleased that Arbor and CBRE Realty Finance have resolved our differences and that there will be no contested election at the CBRE Realty Finance stockholder meeting this year,” said Ivan Kaufman, Chairman, President and Chief Executive Officer of Arbor.  “It was always Arbor’s objective to sit down with CBRE Realty Finance and try to work out a mutual deal and Arbor believes this puts it in a good position to accomplish this, avoiding a lengthy, adversarial and expensive proxy contest.  This also allows the management teams of each company to concentrate on their businesses and focus on increasing stockholder value.”

The Company plans to file with the SEC and mail to its stockholders a definitive proxy statement (the "2008 Proxy Statement") relating to its 2008 annual meeting of stockholders, which has not yet been scheduled.  The Company, its directors and certain of its officers may be deemed, under the SEC's rules, to be participants in a solicitation of proxies from its stockholders in connection with the 2008 annual meeting of stockholders. Information regarding those directors and officers and their respective interests is set forth in the Schedule 14A filed by the Company with the SEC on February 4, 2008. Investors should read the 2008 Proxy Statement when it becomes available because it will contain important information. Investors can obtain the Schedule 14A and, after it is filed, will be able to obtain the 2008 Proxy Statement for free at the SEC's website at www.sec.gov and the Company's website at www.cbrerealtyfinance.com.

About CBRE Realty Finance, Inc.
CBRE Realty Finance, Inc. is a commercial real estate specialty finance company primarily focused on originating, acquiring, investing in, financing and managing a diversified portfolio of commercial real estate-related loans and securities. CBRE Realty Finance has elected to qualify to be taxed as a real estate investment trust, or REIT, for federal income tax purposes. CBRE Realty Finance is externally managed and advised by CBRE Realty Finance Management, LLC, an indirect subsidiary of CB Richard Ellis Group, Inc. and a direct subsidiary of CBRE/Melody & Company. For more information on the Company, please visit the Company's website at http://www.cbrerealtyfinance.com.

Forward-Looking Information

This press release contains forward-looking statements based upon the Company's beliefs, assumptions and expectations of its future performance, taking into account all information currently available. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to the Company or are within its control. If a change occurs, the Company's business, financial condition, liquidity and results of operations may vary materially from those expressed in its forward-looking statements. The factors that could cause actual results to vary from the Company's forward-looking statements include the Company's future operating results, its business operations and prospects, general volatility of the securities market in which the Company invests and the market prices of its common stock, the Company's ability to begin making investments in the future, availability, terms and development of short-term and long-term capital, availability of qualified personnel, changes in the industry, interest rates, the debt securities, credit and capital markets, the general economy or the commercial finance and real estate markets specifically, performance and financial condition of borrowers and corporate customers, increased prepayments of the mortgage and other loans underlying the Company's investments, the status of the class action lawsuit and any future litigation that may arise, the ultimate proceeds of the EOP assets that underlie the Company's $40 million mezzanine investment and resolution of the Company's $42.8 million B-note investment, and other factors, which are beyond the Company's control. The Company undertakes no obligation to publicly update or revise any of the forward-looking statements. For further information, please refer to the Company's filings with the Securities and Exchange Commission.

About Arbor Realty Trust, Inc.

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Arbor Realty Trust, Inc. is a real estate investment trust which invests in a diversified portfolio of multifamily and commercial real estate related bridge and mezzanine loans, preferred equity investments, mortgage related securities and other real estate related assets. Arbor commenced operations in July 2003 and conducts substantially all of its operations through its operating partnership, Arbor Realty Limited Partnership and its subsidiaries. Arbor is externally managed and advised by Arbor Commercial Mortgage, LLC, a national commercial real estate finance company operating through 11 sales and origination support offices in the US that specializes in debt and equity financing for multi-family and commercial real estate.

Safe Harbor Statement

Certain items in this press release may constitute forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Arbor can give no assurance that its expectations will be attained. Factors that could cause actual results to differ materially from Arbor's expectations include, but are not limited to, continued ability to source new investments, changes in interest rates and/or credit spreads, changes in the real estate markets, and other risks detailed in Arbor's Annual Report on Form 10-K for the year ended December 31, 2007 and its other reports filed with the SEC. Such forward- looking statements speak only as of the date of this press release. Arbor expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Arbor's expectations with regard thereto or change in events, conditions, or circumstances on which any such statement is based.

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